UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

21SHARES POLKADOT ETF

(Exact name of registrant as specified in its charter)

Delaware	001-43181	33-6490872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

158 W. 27th Street
New York, New York	10001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of 21Shares Polkadot ETF	TDOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Figment Staking Services Agreement

On May 4, 2026, 21Shares Polkadot ETF (the “Trust”) entered into a staking services agreement with Figment Inc., an Ontario corporation (“Figment” and such agreement, the “Figment Agreement”), pursuant to which Figment will engage in staking in a manner reasonably intended to generate rewards and provide reports to the Trust showing the calculation of any rewards payable by the Polkadot Network to the Trust in connection with staking by Figment (the “Services”). The term of the Figment Agreement commenced on May 4, 2026 and continues in effect until terminated in accordance with its terms.

The Trust may stake and/or unstake DOT at any time in its sole discretion, subject to, respectively, bonding and unbonding periods imposed by the Polkadot Network. During any such bonding or unbonding period, DOT and rewards may be unavailable to the Trust and subject to other restrictions imposed by the Polkadot Network. Accordingly, to the extent such restrictions are imposed by the Polkadot Network, Figment shall not be obligated to perform the Services with respect such DOT. Figment may, in its sole discretion, discontinue operating validator nodes for the Polkadot Network at any time upon reasonable prior written notice to the Trust.

The Figment Agreement may be terminated by either party upon written notice to the other party at any time and for any reason whatsoever. Each of Figment and the Trust must indemnify the other party and its affiliates and their respective representatives from all damages, excluding slashing penalties (other than those arising from or attributable to Figment’s gross negligence, fraud or willful misconduct) and missed rewards incurred by the indemnified party in connection with any actual or threatened third-party claim arising from or in connection with (i) the indemnifying party’s breach of the Figment Agreement or (ii) where the indemnifying party is the Trust, any breach of any provision owing to the Trust’s clients and/or otherwise involving a client of the Trust, that is made in connection with the Figment Agreement, and is not materially attributable to, or grounded in any act or omission by, Figment. Except for a party’s indemnification obligations as described above, neither party’s aggregate liability for damages to the other party or any other person will exceed the service fees collected by Figment under the Figment Agreement during the six months prior to the initial event giving rise to the damages (the “Global Cap”). For slashing penalties, Figment’s aggregate liability is limited to the service fees collected by Figment under the Figment Agreement during the six months prior to the initial slashing penalty (the “Slashing Cap”). The Slashing Cap and Global Cap will not apply to any slashing penalties arising from or attributable to Figment’s gross negligence, fraud or willful misconduct. For missed rewards, Figment’s aggregate liability is limited to the service fees collected by Figment under the Figment Agreement during the three months prior to the initial missed rewards event (the “Missed Rewards Cap”). The Slashing Cap and the Missed Rewards Cap are included in, and not in addition to, the Global Cap, and the Global Cap, Slashing Cap, and Missed Rewards Cap are each cumulative for the duration of the term of the Figment Agreement and not per event.

The Trust’s sponsor, custodians and third party staking services providers, including Figment, are expected to receive 26.5% of the staking rewards, with the remainder being retained by the Trust.

The foregoing description is a summary, and does not purport to be a complete description, of the Figment Agreement, and is qualified in its entirety by reference to the Figment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1	Staking Agreement dated as of May 4, 2026 between Figment Inc. and the Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2026	21SHARES POLKADOT ETF

21Shares US LLC, as Sponsor of 21Shares Polkadot ETF

	By:	/s/ Duncan Moir
	Name	Duncan Moir
	Title:	President

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